UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 13, 2023

Americold Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President & Chief Investment Officer

On March 9, 2023, the Board of Directors (the “Board”) of Americold Realty Trust, Inc. (the “Company”) promoted R. Scott Henderson, Senior Vice President to Executive Vice President & Chief Investment Officer.

Mr. Henderson, age 45, joined the Company as Senior Vice President of Capital Markets, Treasury and Investor Relations in September 2018 and served in that capacity until his promotion in March 2023. Mr. Henderson has more than 20 years of experience in corporate finance, mergers & acquisitions, investor relations and strategic planning. Prior to joining the Company, Mr. Henderson served as Senior Vice President in the REIT Finance Group at Citizens Bank from 2017 to September 2018 and as Senior Vice President of Capital Markets at SITE Centers (DDR Corp.) from 2011 to 2017. Mr. Henderson holds a Bachelor of Science in Business Administration from Washington University in St. Louis and an MBA from Columbia University Business School.

In connection with Mr. Henderson’s appointment as Executive Vice President & Chief Investment Officer the Company provided an offer letter, dated as of March 9, 2023 (the “Henderson Offer Letter”), which provides Mr. Henderson the following key compensation and benefits:

•an annual base salary of $375,000, which will be reviewed on an annual basis;
•annual incentive compensation opportunity for meeting stated performance goals targeted at 60% of base salary, which will be reviewed on an annual basis;
•eligibility to participate in the Americold Realty Trust 2017 Equity Incentive Plan (the “Incentive Plan”) in such amounts and at such times as the Compensation Committee of the Board shall determine at its sole discretion; and
•participation in the Company’s retirement, health and welfare, vacation and other benefit programs.

Mr. Henderson will also participate in the Executive Severance Benefits Plan, which is filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on February 24, 2022 and incorporated by reference in this Item 1.01.

Mr. Henderson’s employment with the Company will be “at will.” There are no family relationships between Mr. Henderson and any Company director or executive officer, and no arrangements or understandings between Mr. Henderson and any other person pursuant to which he was selected as an officer. Mr. Henderson is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The foregoing summary of the Henderson Offer Letter is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the Henderson Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Scott Henderson Offer Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 13, 2023

Americold Realty Trust, Inc.

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President